FOURTH AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

THOSE REGISTERED INVESTMENT COMPANIES LISTED ON SCHEDULE B, ON

BEHALF OF EACH SERIES OF SUCH REGISTERED INVESTMENT COMPANIES

LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This Fourth Amendment (this “Amendment”) dated as of May 24, 2021, is between those REGISTERED INVESTMENT COMPANIES listed on Schedule B to the Agreement (as defined below), each a registered management investment company (organized as a Maryland corporation or Delaware statutory trust) (each, a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B (each such series, a “Fund” and collectively, the “Funds”), severally and not jointly, and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Reference is made to a Securities Lending Authorization Agreement dated December 1, 2008, by and between the Funds and State Street, as amended and in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment.

(i) Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

3. Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it.

4. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

6. Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH REGISTERED INVESTMENT COMPANY, listed on Schedule B on behalf of itself and its respective series as listed on Schedule B, severally and not jointly

Name:	/s/ THOMAS M. WARD

By:	Thomas M. Ward

Its:	Vice President

STATE STREET BANK AND TRUST COMPANY

Name:	/s/ FRANCESCO SQUILLACIOTI

By:	Francesco Squillacioti

Its:	Senior Managing Director

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December, 2008, as amended to date, between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (each such series, a “Fund” and collectively, the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

VALIC COMPANY I
Fund Name	Taxpayer ID Number	Tax Year-End	Amount of Demand Spread
Asset Allocation Fund	79-0215179	May 31	12 basis points
Blue Chip Growth Fund	76-0658010	May 31	5 basis points
Capital Appreciation Fund	76-0578476	May 31	12 basis points
Core Bond Fund	76-0578451	May 31	12 basis points
Dividend Value Fund	76-0654820	May 31	12 basis points
Emerging Economies Fund	59-3824902	May 31	12 basis points
Global Real Estate Fund	06-1837251	May 31	12 basis points
Global Strategy Fund	59-3824903	May 31	12 basis points
Government Securities Fund	76-0215184	May 31	12 basis points
Growth Fund	59-3824909	May 31	5 basis points
High Yield Bond Fund	76-0578450	May 31	12 basis points
Inflation Protection Fund	061735893	May 31	12 basis points
International Equities Index Fund	76-0286950	May 31	5 basis points
International Government Bond Fund	760345438	May 31	12 basis points
International Growth Fund	76-0654822	May 31	12 basis points
International Opportunities Fund	76-0578474	May 31	12 basis points
International Socially Responsible Fund (formerly, Global Social Awareness Fund)	76-0286860	May 31	5 basis points
International Value Fund (formerly, Foreign Value Fund)	59-3824898	May 31	12 basis points

Large Capital Growth Fund	06-1735895	May 31	5 basis points
Mid Cap Index Fund	76-0215172	May 31	5 basis points
Mid Cap Strategic Growth Fund	06-1735899	May 31	12 basis points
Mid Cap Value Fund	76-0578471	May 31	12 basis points
Nasdaq-100® Index Fund	76-0654814	May 31	5 basis points
Science & Technology Fund	76-0431375	May 31	12 basis points
Small Cap Growth Fund	76-0578467	May 31	12 basis points
Small Cap Index Fund	76-0360761	May 31	5 basis points
Small Cap Special Values Fund	59-3824910	May 31	12 basis points
Small Cap Value Fund	76-0578468	May 31	12 basis points
Stock Index Fund	76-0215164	May 31	5 basis points
Systematic Core Fund (formerly, Growth & Income Fund)	76-0431374	May 31	12 basis points
Systematic Value Fund (formerly, Broad Cap Value Income Fund)	59-3824907	May 31	12 basis points
U.S. Socially Responsible Fund	76-0578463	May 31	5 basis points